Exhibit 10.1

FIRST AMENDMENT TO FIRST

AMENDED AND RESTATED EXTENSION AGREEMENT

THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED EXTENSION AGREEMENT (“First Amendment”) is made and entered into as of December 21, 2005, by and among LYNCH SYSTEMS, INC. (“Borrower”), a South Dakota corporation; LYNCH CORPORATION, an Indiana corporation (“Guarantor”); and SUNTRUST BANK (“Lender”), a Georgia banking corporation.

Recitals:

Lender, Borrower and Guarantor entered into a First Amended and Restated Extension Agreement dated October 6, 2005 (the “Extension Agreement”) pursuant to which, among other things, the maturity date for repayment of the obligations owed by Borrower and Guarantor to Lender was extended under the terms and conditions stated in the Extension Agreement. Capitalized terms used herein, to the extent not otherwise defined, shall have the meanings ascribed to such terms in the Extension Agreement.

Borrower has not been able to meet the deadlines for delivery of a term sheet or an Acceptable Commitment Letter as provided in Section 8 of the Extension Agreement. As a result, the rate of interest that accrues on the principal amount of the Obligations has increased as and to the extent provided in Section 8 of the Extension Agreement.

Borrower has requested that Lender further extend the maturity date of the Obligations, and Lender is willing to do so, subject to all of the terms and conditions in the Extension Agreement and this First Amendment.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.          Definitions. All capitalized terms used in this First Amendment, unless otherwise defined, shall have the meanings ascribed to such terms in the Extension Agreement.

2.          Amendment to Extension Agreement. The Extension Agreement is hereby amended as follows:

(a)        In Section 1, by deleting the definition of “Extension Period” and by substituting in lieu thereof the following definition:

“Extension Period” shall mean the period commencing on October 6, 2005, and ending at 5:00 o’clock p.m. on March 1, 2006.

(b)        By deleting Section 8 in its entirety and by substituting in lieu thereof the following Section 8:

8.                Applicable Rate of Interest.

(a)               From October 6, 2005, through and including October 31, 2005, interest shall accrue on the unpaid principal balance of the Obligations outstanding at the rate of five and one-half percent (5.5%) per annum, calculated and paid in accordance with the terms of the Term Note.

(b)               From November 1, 2005, through and including November 30, 2005, interest shall accrue on the unpaid principal balance of the Obligations outstanding at the rate of six and one-half percent (6.5%) per annum, calculated and paid in accordance with the terms of the Term Note.

(c)               From and after December 1, 2005, and except as otherwise provided in this Section 8, interest shall accrue on the unpaid principal balance of the Obligations outstanding at the rate of seven and one-half percent (7.5%) per annum, calculated and paid in accordance with the terms of the Term Note.

(d)               During the Extension Period, and provided that each of the Extension Conditions is satisfied, Lender shall not be authorized to charge or collect any default rate of interest that Lender would otherwise be entitled to charge or collect in the absence of this Agreement, but on and after the Termination Date Lender may charge and collect such default rate of interest to the extent authorized by the Loan Documents.

3.              Representations, Acknowledgments and Warranties. Each Obligor hereby acknowledges, stipulates and warrants to Lender that (i) the Loan Documents and the Extension Agreement are legal, valid and binding obligations of such Obligor and are enforceable against such Obligor in accordance with the terms thereof; (ii) all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Obligor); (iii) the security interests and liens granted by Borrower in favor of Lender are duly perfected, first priority security interests and liens; (iv) as of the opening of business on December 19, 2005, the aggregate undrawn amount of Letters of Credit outstanding totaled $281,690, and the unpaid principal balance of the Term Loan Obligations totaled $381,105.53, in each case exclusive of interest, fees, other charges and attorneys’ fees at any time payable by Borrower under any of the Loan Documents; and (v) each of the warranties and representations of such Obligor contained in the Extension Agreement was true, accurate and complete at the time of execution of the Extension Agreement and remains true, accurate and complete as of the date hereof.

4.              Ratification and Reaffirmation. Borrower hereby ratifies and reaffirms the Loan Documents, the Extension Agreement and all of its obligations and liabilities thereunder. Guarantor hereby ratifies and reaffirms the validity, legality and enforceability of the Guaranty and the Extension Agreement and agrees that the Guaranty is and shall remain in full force and in effect until all of the Obligations have been paid in full.

5.	No Novation. Except for the amendment expressly provided in Section 2 of this

First Amendment, nothing herein shall be deemed to amend or modify any provision of the Extension Agreement or the Loan Documents, which shall continue in full force and effect. This First Amendment is not intended to be, nor shall it be construed to create, a novation or an accord and satisfaction.

6.              Governing Law; Waiver of Notice of Acceptance. This First Amendment shall be deemed to be a contract made in Georgia and shall be governed by and construed in accordance with the internal laws of the State of Georgia. Obligors hereby waive notice of the acceptance of this First Amendment.

7.              Non-Waiver of Default; Reservation of Rights and Remedies. Neither this First Amendment, nor Lender’s agreements hereunder, nor Lender’s continued extension of credit (if any) to Borrower shall be deemed to constitute a waiver of or consent to any Event of Default or breach of any Extension Condition. Lender reserves all of the rights and remedies available to it under the Loan Documents, the Extension Agreement and Applicable Law.

8.              Payment of Expenses. Obligors agree to pay all expenses, including, without limitation, legal fees, incurred by Lender in connection with the negotiation, drafting and execution of this First Amendment.

9.              Counterparts; Facsimile Signatures. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall constitute an original, but all of which taken together shall be one and the same instrument. In proving this First Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Any signed counterpart of this First Amendment that is transmitted by facsimile transmission shall be deemed to constitute an original counterpart for all purposes.

10.            Release of Claims. To induce Lender to enter into this First Amendment, each Obligor hereby releases, acquits and forever discharges Lender, and Lender’s officers, directors, agents, attorneys, employees, successors and assigns, from all liabilities, claims, demands, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, that any one or more of them now have or ever have had against Lender, whether arising under or in connection with any of the Loan Documents, the Extension Agreement, this First Amendment or otherwise.

11.            Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit or proceeding arising out of or related to this First Amendment, the Extension Agreement, the Loan Documents or the Guaranty.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first written above.

ATTEST:	LYNCH SYSTEMS, INC. (“Borrower”)

/s/ Janet Grimsley	By:	/s/ Brian Fabacher
Secretary	Title:	President

ATTEST:	LYNCH CORPORATION (“Guarantor”)

/s/ Eugene Hynes	By:	/s/ John C. Ferrara
Secretary	Title:	President

Accepted as of December 30, 2005.

SUNTRUST BANK (“Lender”)

	By:	/s/ Greg Griner
	Title:	Senior Vice President